Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 11, 2013 with respect to the financial statements of Kamada Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Kamada Ltd., dated April 11, 2013.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
April 11, 2013	A member of Ernst & Young Global